Exhibit 99.1

Investor and Media Contact:

David Foster
Executive Vice President, CFO
650-246-6403

VAXGEN AND DIADEXUS COMPLETE MERGER

July 28, 2010, South San Francisco –VaxGen, Inc. (OTC Bulletin Board: VXGN) announced today the completion of its merger transaction with diaDexus, Inc., a diagnostics company focused on the development and commercialization of patent-protected in vitro diagnostic products addressing unmet needs in cardiovascular disease.

As consideration in the transaction, VaxGen issued approximately 19,960,534 shares to certain diaDexus stockholders and officers. As a result, VaxGen now has 53,067,057 shares of common stock issued and outstanding, of which pre-transaction diaDexus stockholders and officers own approximately 38% and pre-transaction VaxGen stockholders continue to own approximately 62%. diaDexus, LLC (as the successor entity to diaDexus, Inc. in the transaction) will operate as a wholly-owned subsidiary of VaxGen.

“The Board of Directors and I are very pleased to announce the completion of this transaction,” said Patrick Plewman, the new President and Chief Executive Officer of VaxGen. “We believe the company has the opportunity for strong revenue growth based on the potential of the PLAC Test and on the cash assets that are being combined in this merger. The PLAC ELISA Test for Lp-PLA2 is the only blood test cleared by the FDA to assess risk for coronary heart disease and ischemic stroke, the #1 and #3 cause of death, respectively, in the United States.”

Effective upon the closing of the transaction, VaxGen’s board was reconstituted and new officers were appointed. Patrick Plewman will serve as President and Chief Executive Officer, David J. Foster will serve as Executive Vice President, Chief Financial Officer and Secretary, Robert L. Wolfert will serve as Executive Vice President and Chief Scientific Officer, and Bernard M. Alfano will serve as Executive Vice President and Chief Commercial Officer. The new VaxGen Board of Directors is comprised of Patrick Plewman, Louis C. Bock, Charles W. Patrick, Lori F. Rafield and James P. Panek.

About VaxGen and diaDexus, LLC (formerly diaDexus, Inc.)

VaxGen is based in South San Francisco, California and is focused on the development and commercialization of patent-protected in vitro diagnostic products addressing unmet needs in cardiovascular disease. On July 28, 2010 VaxGen acquired diaDexus, Inc. and merged it into its wholly-owned subsidiary diaDexus, LLC. At a future date to be determined, diaDexus, LLC expects to merge into VaxGen and change the company name to diaDexus, Inc. For more information, including links to SEC public filings, please visit VaxGen’s web site at http://www.vaxgen.com. For more information about the diaDexus diagnostic business, please visit http://www.diadexus.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the transaction and its potential benefits to VaxGen stockholders, the company’s plans, objectives, expectations and intentions with respect to future operations and products and other statements that are not historical in nature, particularly those that utilize terminology such as “will,” “potential”, “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “estimates” or comparable terminology. Forward-looking statements are based on current expectations and assumptions, and entail various known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to VaxGen that could cause actual results to differ materially from those expressed in such forward-looking statements include the risk of general business and economic conditions; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; the sufficiency of available capital to allow the company to grow revenue or achieve profitability; the risk that the company is unable to obtain required regulatory approvals and to commercially reintroduce its PLAC TIA test in a timely manner, or at all, or that company revenues are materially adversely affected by the issuance of a “do not use” letter to customers with respect to the PLAC TIA test; the technical and commercial merits and potential of the company’s diagnostic products; and the difficulty of developing pharmaceutical and diagnostic products, obtaining regulatory and other approvals and achieving market acceptance. Additional factors that could cause VaxGen’s results to differ materially from those described in the forward-looking statements can be found in VaxGen’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission, and available at the SEC’s web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and VaxGen disclaims any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

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